                                                              Exhibit 99.1 (b) 1
                                                           Q4 NORMALIZED RESULTS

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
NATIONAL DATA CORPORATION AND SUBSIDIARIES

(In thousands, except per share data)
--------------------------------------------------------------------------------

                                      Three Months Ended May 31,
                                      --------------------------
                                            2001       2000
                                      --------------------------
Revenues:
     Information management                $39,144    $35,359
     Network services and systems           52,899     39,848
                                      --------------------------
                                            92,043     75,207
--------------------------------------------------------------------------------

Operating expenses:
     Cost of service                        45,693     36,792
     Sales, general and administrative      20,468     17,539
     Depreciation and amortization           9,163      8,089
                                      --------------------------
                                            75,324     62,420
                                      --------------------------

Operating income                            16,719     12,787
--------------------------------------------------------------------------------

Other income (expense):
     Interest and other income                 624         15
     Interest and other expense             (2,348)    (1,505)
     Minority interest in loss                 413          -
                                      --------------------------
                                            (1,311)    (1,490)
                                      --------------------------

Income before income taxes                  15,408     11,297
Provision for income taxes                   5,932      4,349
--------------------------------------------------------------------------------
     Net income                            $ 9,476    $ 6,948
                                      --------------------------


Basic earnings per share                   $  0.28    $  0.21
                                      ==========================
Diluted earnings per share                 $  0.27    $  0.21
                                      ==========================

Basic shares                                33,970     32,755
                                      ==========================
Diluted shares                              35,368     33,617
                                      ==========================


                                                 Press Release Attachment Page 1